GUIDESTONE FUNDS

International Equity Fund

2401 Cedar Springs Road

Dallas, Texas 75201-1498

INFORMATION STATEMENT

August 4, 2011

Dear Shareholder:

The enclosed Information Statement discusses actions that have been taken with respect to the International Equity Fund (“Fund”), a series of GuideStone Funds (the “Trust”).

The Board of Trustees of the Trust (“Board”) has approved the appointment of a new sub-adviser, Baillie Gifford Overseas Limited (“Baillie Gifford”), to manage a portion of the Fund’s portfolio. The new sub-advisory agreement with Baillie Gifford has been approved in conjunction with the termination of the sub-advisory agreements with Lazard Asset Management LLC and UBS Global Asset Management (Americas) Inc. The Fund’s investment adviser expects that the appointment of Baillie Gifford will enhance the Fund’s growth-oriented exposure and improve its return potential. The aggregate management fee of the Fund will not increase as a result of the appointment of Baillie Gifford.

We are not asking you for a proxy and you are requested not to send us a proxy. If you have any questions, please call 1-888-98-GUIDE (48433) and we will be glad to assist you. Thank you for your continued support of GuideStone Funds.

Very truly yours,

/S/ JOHN R. JONES
John R. Jones
President

GUIDESTONE FUNDS

International Equity Fund

2401 Cedar Springs Road

Dallas, Texas 75201-1498

INFORMATION STATEMENT

Important Notice Regarding the

Availability of Information Statement

The Information Statement is available at www.GuideStoneFunds.org/Disclosures.aspx

August 4, 2011

This document is an Information Statement for shareholders of the International Equity Fund (“Fund”), a series of GuideStone Funds (the “Trust”). GuideStone Capital Management (the “Adviser”) serves as the investment adviser to the Fund and is located at 2401 Cedar Springs Road, Dallas, Texas 75201-1498. The Fund’s principal underwriter is BNY Mellon Distributors Inc., whose principal office is located at 760 Moore Road, King of Prussia, PA 19406. BNY Mellon Investment Servicing (US) Inc. serves as the transfer agent and administration and fund accounting agent to the Fund and is located at 301 Bellevue Parkway, Wilmington, Delaware 19809. This Information Statement will be mailed on or about August 9, 2011 to the shareholders of record of the Fund as of June 30, 2011 (the “Record Date”).

As described in the Fund’s prospectus, the assets of the Fund are allocated among multiple sub-advisers. The Trust and the Adviser have received an exemptive order from the U.S. Securities and Exchange Commission to permit the Adviser and the Trust’s Board of Trustees (the “Board”) to select and replace sub-advisers for the Fund and to amend sub-advisory agreements without obtaining shareholder approval. Accordingly, the Adviser is able, subject to the approval of the Board, to appoint and replace sub-advisers and to amend sub-advisory agreements without obtaining shareholder approval provided there is not an increase in the overall management and advisory fees payable by the Fund.

This is not a proxy statement. We are not asking you for a proxy and you are requested not to send us a proxy.

The Fund will bear the expenses incurred in connection with preparing this Information Statement. You may obtain a copy of the Trust’s annual report to shareholders and the most recent semi-annual report, free of charge, by writing to the Trust at 2401 Cedar Springs Road, Dallas, Texas 75201-1498, by calling toll free at 1-888-98-GUIDE (48433) or by going to our Website at www.GuideStoneFunds.org.

As of the Record Date, there were issues and outstanding 25,037,698.878 and 77,461,443.502 shares of the Fund’s GS2 and GS4 Classes, respectively. Appendix A of this Information Statement lists the shareholders who owned beneficially or of record more than 5% of the shares of each class of the Fund as of the Record Date. To the knowledge of the Adviser, executive officers of the Fund and the Trustees, as a group, owned less than 1% of the outstanding shares of each class of the Fund as of the Record Date.

As disclosed in the Fund’s prospectus, GuideStone Financial Resources of the Southern Baptist Convention (“GuideStone Financial Resources”) at all times directly or indirectly controls the vote of at least 60% of the Fund’s shares. The Fund will refuse to accept any investment that would result in a change of such control. This means that GuideStone Financial Resources, which is the parent company of the Adviser, controls the vote on any matter that requires shareholder approval.

I.	Introduction

On May 24, 2011, the Board appointed Baillie Gifford Overseas Limited (“Baillie Gifford”) as a sub-adviser to manage a portion of the assets of the Fund. Baillie Gifford manages portions of the Fund that were previously allocated to Lazard Asset Management LLC (“Lazard”) and UBS Global Asset Management (Americas) Inc. (“UBS Global AM”). There is no increase in the Fund’s aggregate management fee as a result of this change.

II.	International Equity Fund: Appointment of Baillie Gifford

Appointment. At a regular meeting held on May 24, 2011, the Board, including a majority of the Trustees who are not parties to the sub-advisory agreement between the Trust, the Adviser and Baillie Gifford (the “Baillie Gifford Agreement”) or are “interested persons” of any such party (as that term is defined within Section 2(a)(19) of the Investment Company Act of 1940, as amended (“1940 Act”)) (“Independent Trustees”), unanimously approved a proposal by the Adviser to engage Baillie Gifford to provide sub-advisory services with respect to a portion of the Fund’s assets, commencing on or about June 30, 2011. At the same time, the Board also approved a proposal by the Adviser to terminate the sub-advisory agreements with Lazard and UBS Global AM on behalf of the Fund, whose sub-advisory agreements were last approved by the Board on September 10, 2010. Baillie Gifford manages portions of the Fund that were previously allocated to Lazard and UBS Global AM. Baillie Gifford joins AQR Capital Management, LLC; Genesis Asset Managers, LLP; McKinley Capital Management, LLC; MFS Institutional Advisors, Inc.; Mondrian Investment Partners Ltd.; Philadelphia International Advisors, L.P.; Tradewinds Global Investors, LLC; and The Clifton Group Investment Management Company (the current sub-advisers of the Fund), which continue to provide sub-advisory services with respect to portions of the Fund.

The Adviser’s recommendation to terminate the Fund’s sub-advisory agreements with Lazard and UBS Global AM was based on its analysis of the structure and the underlying sub-adviser composite of the Fund. The Adviser’s recommendations are intended to enhance the Fund’s growth-oriented exposure and to improve the Fund’s return potential.

Board Considerations. In making its determination to hire Baillie Gifford, the Board, including the Independent Trustees advised by independent legal counsel, considered a number of factors, including the past performance records of similar accounts managed by personnel of Baillie Gifford who would be managing the portfolio of the Fund, fees charged to comparable clients and information regarding Baillie Gifford’s ownership structure, investment management experience, personnel, clients, assets under management, compliance policies and procedures, brokerage practices and investment philosophies and processes. The Board also reviewed presentations by the Adviser regarding the comprehensive review process it used to recommend Baillie Gifford. The Board received and considered information about the potential of Baillie Gifford to contribute economies of scale as the Fund grows in size. In that regard, based on the proposed allocation of Fund assets to Baillie Gifford for management, the Trustees noted that the sub-adviser’s fee schedule included a breakpoint at a future specified asset level.

The Board noted that Baillie Gifford does not estimate profitability on a per client basis but did represent that the sub-adviser and its parent company are profitable and comfortably meet the capital adequacy requirements of the Financial Services Authority, the regulatory authority for the sub-adviser in the United Kingdom. The sub-adviser further represented that it is sufficiently financially stable to perform sub-advisory services for the Fund. The Trustees considered the Adviser’s assessment of Baillie Gifford’s financial condition. The Trustees noted that the Adviser, after reviewing certain financial information provided by Baillie Gifford, felt comfortable that Baillie Gifford was financially sound.

The Board noted that the Fund’s aggregate sub-advisory fee would not increase as a result of the appointment of Baillie Gifford. The Board also noted that the Fund, and not the Adviser, pays fees to Baillie Gifford directly. Therefore, the appointment of Baillie Gifford is not expected to affect the Adviser’s profitability. The Board noted that the management fee for the Fund would continue to be competitive with fees paid by other mutual funds to other advisers.

The Board considered potential “fall-out” or ancillary benefits anticipated to be received by Baillie Gifford and its affiliates as a result of its arrangements with the Fund. The Board concluded that any potential benefits to be derived by Baillie Gifford included potential access to additional research resources, larger assets under management and reputational benefits, which were consistent with those generally derived by sub-advisers to mutual funds.

The Board considered the core growth-oriented strategy proposed to be implemented by Baillie Gifford with respect to approximately 12% of the Fund’s assets that the Adviser intends to allocate to Baillie Gifford and noted that the strategy will complement other strategies currently utilized in the Fund and, as such, will enhance the Fund’s growth-oriented exposure. While noting that past performance does not indicate future results, the Trustees noted that the proposed Baillie Gifford EAFE Plus Alpha strategy had significantly outperformed its benchmark index over the one-, three-, five-, seven-year and since inception periods ended March 31, 2011. The Trustees noted that the investment performance of the Baillie Gifford EAFE Plus Alpha Strategy ranked in the second quartile among peers for the one- and three-year and since inceptions periods ended March 31, 2011, and straddled the first and second quartiles for the five- and seven-year periods ended March 31, 2011. The Trustees noted that the Adviser would make a decision regarding whether or not to utilize a transition manager once the Adviser has received further analysis of the costs, timing and mechanics of the transition.

No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of Baillie Gifford. In addition, since January 1, 2010, the beginning of the Trust’s last fiscal year, no Trustee of the Trust has had, directly or indirectly, a material interest, material transaction or material proposed transaction to which Baillie Gifford, any parent or subsidiary of Baillie Gifford or any subsidiary of a parent of such entities was or is to be a party.

Information Regarding Baillie Gifford. Baillie Gifford is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), for U.S. clients and was founded in 1983. As of June 30, 2011, Baillie Gifford had assets under management of approximately $123.5 billion. Baillie Gifford is wholly-owned by Baillie Gifford & Co., and it is the firm through which Baillie Gifford & Co. provides investment management services for clients located outside of the United Kingdom. Baillie Gifford uses a team approach to manage the EAFE Plus Alpha strategy. The EAFE Plus Alpha Portfolio Construction Group is chaired by James Anderson, Head of Long Term Global Growth and Portfolio Manager, and includes Sarah Whitley, Head of Japanese Equity and Portfolio Manager; Kavé Sigaroudinia, Portfolio Manager; Tom Coutts, Head of European Equities and Portfolio Manager; Tom Record, CFA, Portfolio Manager; Nick Thomas, CFA, Director, Institutional Clients Department and Portfolio Manager; and David Salter, Director, Institutional Clients Department and Portfolio Manager. More information about Baillie Gifford is provided in Appendix B.

Comparison of the Management Fees. The overall management fee paid by the Fund will not increase as a result of entering into the Baillie Gifford Agreement. The Fund, not the Adviser, pays the sub-advisory fees to Baillie Gifford directly; therefore, the appointment of Baillie Gifford is not expected to affect the Adviser’s profitability. For the fiscal year ended December 31, 2010, the aggregate management fees paid by the Fund to the Adviser and each sub-adviser to the Fund, both as a dollar amount and as a percentage of each Fund’s net assets, were $6,033,498 (0.47%) and $6,429,836 (0.50%), respectively.

Description of the Baillie Gifford Agreement. The Baillie Gifford Agreement became effective on or about June 14, 2011. This description of the Baillie Gifford Agreement is qualified in its entirety by the Form of Sub-Advisory Agreement, which is included in Appendix C. Except as to compensation and effective date, the terms of the Baillie Gifford Agreement is substantially identical in all respects to the investment sub-advisory agreements between the Trust, the Adviser and the Trust’s other sub-advisers. The Baillie Gifford Agreement will continue in effect for an initial term of two years. Thereafter, the Baillie Gifford Agreement will continue in effect only if approved annually by the Board or by the vote of the shareholders of the majority of the outstanding shares of the Funds, and also, in either event, if approved by a majority of the Independent Trustees.

Under the Baillie Gifford Agreement, Baillie Gifford will manage the assets of the Fund that are allocated to Baillie Gifford by the Adviser. Baillie Gifford has discretion pursuant to the Baillie Gifford Advisory Agreement to purchase and sell securities for its allocated segment of the Fund’s assets in accordance with the Fund’s objectives, policies and restrictions and the more specific strategies and guidelines provided by the Adviser. Although Baillie Gifford is subject to the overall supervision of the Board and officers of the Trust and by the Adviser, these parties do not evaluate the investment merits of specific securities transactions.

The Baillie Gifford Agreement recognizes that Baillie Gifford may, under certain circumstances, pay higher brokerage commissions by executing portfolio transactions with brokers that provide the firm with research, analysis, advice or similar services. The Baillie Gifford Agreement also provides that Baillie Gifford will (1) maintain all books and records required to be maintained by them pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions Baillie Gifford affects on behalf of the Fund and will furnish the Board and the Adviser with such periodic and special reports as the Board or the Adviser may reasonably request; and (2) provide the Board or the Adviser with certain economic and investment analyses and reports, as well as monthly reports, setting forth the Fund’s performance with respect to Baillie Gifford’s investments on its behalf and make available to the Board and the Adviser any economic, statistical and investment services that Baillie Gifford normally makes available to its institutional investors or other customers.

The Baillie Gifford Agreement does not protect Baillie Gifford against liability to the Fund or its shareholders to which the firm might otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of or breach of its duties and obligations under the Baillie Gifford Agreement. The Baillie Gifford Agreement will terminate automatically with respect to the Fund upon assignment or upon the termination of the Fund’s Advisory Agreement with the Adviser. The Baillie Gifford Agreement may also be terminated without penalty at any time by any party thereto, immediately upon written notice to the other parties.

Portfolio Transactions. To the extent permitted by law and in accordance with procedures established by the Board, the Fund may engage in brokerage transactions with brokers that are affiliates of the Adviser or the Fund’s sub-advisers, with brokers who are affiliates of such brokers or with unaffiliated brokers who trade or clear through affiliates of the Adviser or the Fund’s sub-advisers. For the fiscal year ended December 31, 2010, the Fund paid brokerage commissions to an affiliated broker as follows:

			Aggregate Dollar Amount of Brokerage Commissions Paid
Fund	Broker-Dealer	Affiliate	2010
International Equity	UBS AG	UBS Global Asset Management (Americas) Inc.	$2,686

The table below shows, for the fiscal year ended December 31, 2010, the percentage of the Fund’s aggregate brokerage commissions paid to the identified broker-dealer and the percentage of the Fund’s aggregate dollar amount of transactions involving the payment of commissions effected through the identified broker-dealer.

Fund	Broker-Dealer	Affiliate	Percentage of the Fund’s Aggregate Brokerage Commissions Paid	Percentage of the Fund’s Aggregate Dollar Amount of Transactions
International Equity Fund	UBS AG	UBS Global Asset Management (Americas) Inc.	0.35%	0.26%

Shareholder Communications. The Board of Trustees has provided for a process by which shareholders may send communications to the Board. If a shareholder wishes to send a communication to the Board, or to a specified Trustee, the communication should be submitted in writing to Rodney R. Miller, Vice President and Secretary, GuideStone Funds, 2401 Cedar Springs Road, Dallas, Texas 75201-1498, who will forward such communication to the Trustee(s).

Multiple Shareholders in a Household. If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Information Statement (the “Materials”), unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of the Materials, the Fund will deliver promptly a separate copy of the Materials to you upon written or oral request. To receive a separate copy of the materials, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact the Trust by writing to the Trust at 2401 Cedar Springs Road, Dallas, Texas 75201-1498 or by calling 1-888-98-GUIDE (48433). On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact the Trust at the telephone number or address stated above.

By Order of the Board of Trustees,

/s/ Rodney R. Miller
Rodney R. Miller
Vice President and Secretary

August 4, 2011

APPENDIX A

SHAREHOLDERS OWNING BENEFICIALLY OR OF RECORD MORE THAN 5% OF

THE INTERNATIONAL EQUITY FUND

Name of Fund	Shareholder Name and Address	Number and Percentage of Shares Beneficially Owned as of June 30, 2011 (Percentage of shares owned rounded to the nearest whole percentage)
International Equity Fund GS4 Class	GuideStone Financial Resources Aggressive Allocation Fund PO Box 2190 Dallas TX 75221-2190	16,886,245.297	22%
International Equity Fund GS4 Class	GuideStone Financial Resources Growth Allocation Fund PO Box 2190 Dallas TX 75221-2190	14,368,194.372	19%
International Equity Fund GS4 Class	GuideStone Financial Resources Balanced Allocation Fund PO Box 2190 Dallas TX 75221-2190	11,963,990.331	15%
International Equity Fund GS4 Class	GuideStone Church Retirement Plan PO Box 2190 Dallas TX 75221-2190	10,454,308.546	14%
International Equity Fund GS4 Class	GuideStone 403(b)(9) Employer Plan PO Box 2190 Dallas TX 75221-2190	5,425,512.644	7%
International Equity Fund GS2 Class	GuideStone Financial Resources Growth Allocation Fund I PO Box 2190 Dallas TX 75221-2190	5,186,414.274	21%
International Equity Fund GS2 Class	GuideStone Financial Resources Balanced Allocation Fund I PO Box 2190 Dallas TX 75221-2190	4,804,880.871	19%
International Equity Fund GS2 Class	GuideStone Financial Resources Aggressive Allocation Fund I PO Box 2190 Dallas TX 75221-2190	4,615,091.070	18%
International Equity Fund GS2 Class	GuideStone 403(b)(9) Employer Plan PO Box 2190 Dallas TX 75221-2190	3,251,447.011	13%
International Equity Fund GS2 Class	Northern Trust Company Trustee FBO Samford University Pension Plan PO Box 95956 Chicago IL 60675-2956	1,391,965.504	6%

A-1

APPENDIX B

MORE INFORMATION ABOUT BAILLIE GIFFORD

Baillie Gifford, with principal offices at Colton Square, 1 Greenside Row, Edinburgh EH1 3AN, United Kingdom, is an SEC registered investment adviser, founded in 1983 with $123.5 billion in assets under management as of June 30, 2011. Baillie Gifford is wholly-owned by Baillie Gifford & Co., an independent investment management firm based in Edinburgh, Scotland. The principal business address of Baillie Gifford and Baillie Gifford & Co. is Colton Square, 1 Greenside Row, Edinburgh EH1 3AN, United Kingdom.

Listed below are the names, addresses, and principal occupations during the past five years for the directors and officers of Baillie Gifford:

Name	Position with Investment Adviser

Alex Callender	Chief Executive Officer, Joint Senior Partner

Peter Cooke	Client Service Director

Peter Hadden	Client Service Director

Edward Hocknell	Client Service Director

Angus McLeod	Client Service Director

Scott Nisbet	Client Service Director

William Sutcliffe	Investment Management – Emerging Markets

Anthony Tait	Client Service Director

Andrew Telfer	Head of Institutional Clients Department

Dickson Jackson	Head of Institutional Client Accounting Department

The business address of each person listed above is the same as the address for Baillie Gifford.

Baillie Gifford also serves as investment adviser or sub-adviser to the following investment companies, which have investment objectives similar to the International Equity Fund, at the fee rates set forth below.

Fund	Approximate Net Assets as of June 30, 2011 (in millions)	Annual Investment Advisory Fee*
RS International Growth Fund	$157.4	0.40%
Vanguard International Growth Fund	$19.4	<0.47%

*	Based upon publicly available information contained in the SEC’s EDGAR database.

B-1

APPENDIX C

FORM OF SUB-ADVISORY AGREEMENT

THIS SUB-ADVISORY AGREEMENT (“Contract”) is made among GUIDESTONE FUNDS, a Delaware business trust (“Trust”), and GUIDESTONE CAPITAL MANAGEMENT (“Adviser”), a non-profit corporation organized under the laws of the State of Texas, and                                                  , a registered investment advisor organized under the laws of the State of                              (“Sub-Adviser”).

WHEREAS, the Adviser has entered into an Investment Advisory Agreement (“Management Agreement”) with the Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, the                          (“Fund”) is a series of the Trust; and

WHEREAS, under the Management Agreement, the Adviser has agreed to provide certain investment advisory services to the Fund; and

WHEREAS, the Adviser is authorized under the Management Agreement to delegate its investment advisory responsibilities to one or more persons or companies; and

WHEREAS, the Sub-Adviser is willing to furnish such services to the Adviser and the Fund;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Trust, the Adviser and the Sub-Adviser agree as follows:

1. Appointment. The Adviser hereby appoints and employs the Sub-Adviser as a discretionary portfolio manager, on the terms and conditions set forth herein, of those assets of the Fund which the Adviser determines to assign to the Sub-Adviser (those assets being referred to as the “Fund Account”). The Adviser may from time to time make additions to and withdrawals, including but not limited to cash and cash equivalents, from the Fund Account, subject to verbal notification and subsequent written notification to the Sub-Adviser.

2. Acceptance of Appointment. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

3. Duties as Sub-Adviser.

(a) Subject to the supervision and direction of the Trust’s Board of Trustees (“Board”) and of the Adviser, including all written guidelines, policies and procedures adopted by the Trust or the Adviser that are provided to the Sub-Adviser, the Sub-Adviser will provide a continuous investment program with respect to the Fund Account. The Sub-Adviser will determine from time to time what investments in the Fund Account will be purchased, retained or sold by the Fund. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions with respect to the Fund Account. The Sub-Adviser will provide services under this Contract in accordance with the Fund’s investment objective, policies and restrictions and the description of its investment strategy and style, all as stated in the Trust’s registration statement under the 1940 Act, and any amendments or supplements thereto (“Registration Statement”) of which the Sub-Adviser has written notice. The Sub-Adviser is authorized on behalf of the Fund Account to enter into and execute any documents required to effect transactions with respect to the Fund Account, provided that such transactions are in accord with the Registration Statement and with all written guidelines, policies and procedures adopted by the Trust or the Adviser that are provided to the Sub-Adviser.

(b) In accordance with the Fund’s investment policies described in the Registration Statement, the Sub-Adviser is responsible for avoiding investment of Fund Account assets in the securities issued by any company that is publicly recognized, as determined by GuideStone Financial Resources of the Southern Baptist

Convention (“GuideStone Financial Resources”), as being in the liquor, tobacco, gambling, pornography or abortion industries, or any company whose products, services or activities are publicly recognized, as determined by GuideStone Financial Resources, as being incompatible with the moral and ethical posture of GuideStone Financial Resources. The Adviser shall provide in writing to the Sub-Adviser a list of such prohibited companies, which the Adviser in its sole discretion will amend or supplement from time to time. The Adviser will provide the Sub-Adviser with such amendments or supplements on a timely basis, and any such changes shall become effective once they have been received by the Sub-Adviser. If the Sub-Adviser has a question about whether any proposed transaction with respect to the Fund Account would be in compliance with such investment policies, it may consult with the Adviser during normal business hours, and the Adviser will provide instructions upon which the Sub-Adviser may rely in purchasing and selling securities for the Fund Account.

(c) The Sub-Adviser agrees that, in placing orders with brokers, it will seek to obtain the best net result in terms of price and execution; provided that, on behalf of the Fund, and in compliance with Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser may, in its discretion, use brokers (including brokers that may be affiliates of the Sub-Adviser to the extent permitted by Section 3(d) hereof) who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser’s determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. The Sub-Adviser agrees to provide the Adviser with reports or other information regarding brokerage and benefits received therefrom, upon the Adviser’s reasonable request. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, any other investment sub-adviser that serves as sub-adviser to one or more series of the Trust, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder, or in accordance with an order of exemption received from the United States Securities and Exchange Commission (“SEC”). Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

(d) Except as permitted by law or an exemptive order or rule of the SEC, and policies and procedures adopted by the Board thereunder, the Sub-Adviser will not execute without the prior written approval of the Adviser any portfolio transactions for the Fund Account with a broker and/or dealer that is (i) an affiliated person of the Trust, including the Adviser or any sub-adviser for any series of the Trust; (ii) a principal underwriter of the Fund’s shares; or (iii) an affiliated person of such an affiliated person or principal underwriter. The Adviser agrees that it will provide the Sub-Adviser with a written list of such brokers and dealers and will, from time to time, update such list as necessary. The Sub-Adviser agrees that it will provide the Adviser with a written list of brokers and dealers that are affiliates of the Sub-Adviser and will, from time to time, update such list as necessary.

(e) The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to actions by the Sub-Adviser on behalf of the Fund, and will furnish the Board, the Adviser or the Fund’s administrator (“Administrator”) with such periodic and special reports as any of them reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for the Fund are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Trust and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust a complete set of any records that it maintains for the Fund upon request by the Trust.

(f) All transactions will be consummated by payment to or delivery by the custodian designated by the Trust (the “Custodian”), or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities due to or from the Fund Account, and the Sub-Adviser shall not have possession or custody thereof. The Sub-Adviser shall advise the Custodian and confirm in writing to the Trust, to the Adviser and any other designated agent of the Fund, including the Administrator, all investment orders for the Fund Account placed by it with brokers and dealers at the time and in the manner set forth in Rule 31a-1 under the 1940 Act. For purposes of the foregoing sentence, communication via electronic means will be acceptable as agreed to in writing from time to time by the Adviser. The Trust shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser. The Trust shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Sub-Adviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian, except that it shall be the responsibility of the Sub-Adviser to notify the Adviser if the Custodian fails to confirm in writing proper execution of the instructions.

(g) The Sub-Adviser agrees to provide, at such times as shall be reasonably requested by the Board or the Adviser, the analysis and reports specified on Schedule A attached hereto, including without limitation monthly reports setting forth the investment performance of the Fund Account. The Sub-Adviser also agrees to make available to the Board and Adviser any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

(h) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser will assist the Administrator and/or the Fund in determining the fair valuation of all portfolio securities held in the Fund Account and will use its reasonable efforts to arrange for the provision of valuation information or a price(s) for each portfolio security held in the Fund Account for which the Administrator does not obtain prices in the ordinary course of business from an automated pricing service.

4. Further Duties. In all matters relating to the performance of this Contract, the Sub-Adviser will act in conformity with the provisions of the Trust’s Trust Instrument, By-Laws and Registration Statement of which it has received written notice, with all written guidelines, policies and procedures adopted by the Trust as applicable to the Fund Account that are provided to the Sub-Adviser in writing, and with the written instructions and written directions of the Board and the Adviser; and will comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (“Advisers Act”) and the rules under each, and all other federal and state laws and regulations applicable to the Trust and the Fund. The Adviser agrees to provide to the Sub-Adviser copies of the Trust’s Trust Instrument, By-Laws, Registration Statement, written guidelines, policies and procedures adopted by the Trust as applicable to the Fund Account, written instructions and directions of the Board and the Adviser, and any amendments or supplements to any of these materials as soon as practicable after such materials become available.

5. Proxies. Unless the Adviser gives written instructions to the contrary, provided the Custodian has timely forwarded the relevant proxy materials, the Sub-Adviser will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund Account may be invested from time to time. The Adviser shall instruct the Custodian to forward or cause to be forwarded to the Sub-Adviser (or its designated agent) all relevant proxy solicitation materials.

6. Expenses. During the term of this Contract, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Contract other than the cost of securities (including brokerage commissions, transactional fees and taxes, if any) purchased for the Fund. The Fund shall be responsible for its expenses.

7. Compensation. The compensation of the Sub-Adviser for its services under this Contract shall be calculated daily and paid monthly by the Trust, and not the Adviser, in accordance with the attached Schedule B. The Sub-Adviser shall not be responsible for any expenses incurred by the Fund or the Trust. If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs. The Adviser shall be responsible for computing the fee based upon a percentage of the average daily net asset value of the assets of the Fund Account.

8. Limitation of Liability. The Sub-Adviser shall not be liable for any loss due solely to a mistake of investment judgment, but shall be liable for any loss which is incurred by reason of an act or omission of its employee, partner, director or affiliate, if such act or omission involves willful misfeasance, bad faith or gross negligence, or breach of its duties or obligations hereunder, whether express or implied. Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

9. Indemnification.

(a) The Adviser shall indemnify the Sub-Adviser or any of its directors, officers, employees or affiliates for all losses, damages, liabilities, costs and expenses (including legal) (“Losses”) incurred by the Sub-Adviser by reason of or arising out of any act or omission by the Adviser under this Contract, or any breach of warranty, representation or agreement hereunder, except to the extent that such Losses arise as a result of the negligence, gross negligence, willful misfeasance or bad faith of the Sub-Adviser or the Sub-Adviser’s breach of fiduciary duty to the Adviser.

(b) The Trust shall indemnify the Sub-Adviser or any of its directors, officers, employees or affiliates for all losses, damages, liabilities, costs and expenses (including legal) (“Losses”) incurred by the Sub-Adviser by reason of or arising out of any act or omission by the Trust under this Contract, or any breach of warranty, representation or agreement hereunder, except to the extent that such Losses arise as a result of the negligence, gross negligence, willful misfeasance or bad faith of the Sub-Adviser or the Sub-Adviser’s breach of fiduciary duty to the Trust.

(c) The Sub-Adviser shall indemnify the Adviser or any of its directors, officers, employees or affiliates for all losses, damages, liabilities, costs and expenses (including legal) (“Losses”) incurred by the Adviser by reason of or arising out of any act or omission by the Sub-Adviser under this Contract if such act or omission involves the negligence, gross negligence, willful misfeasance, bad faith or breach of fiduciary duty of the Sub-Adviser, or any breach of warranty, representation or agreement hereunder, except to the extent that such Losses arise as a result of the negligence, gross negligence, willful misfeasance or bad faith of the Adviser or the Adviser’s breach of fiduciary duty to the Sub-Adviser.

(d) The Sub-Adviser shall indemnify the Trust or any of its trustees, officers, employees or affiliates for all losses, damages, liabilities, costs and expenses (including legal) (“Losses”) incurred by the Trust by reason of or arising out of any act or omission by the Sub-Adviser under this Contract if such act or omission involves the negligence, gross negligence, willful misfeasance, bad faith or breach of fiduciary duty of the Sub-Adviser, or any breach of warranty, representation or agreement hereunder, except to the extent that such Losses arise as a result of the negligence, gross negligence, willful misfeasance or bad faith of the Trust or the Trust’s breach of fiduciary duty to the Sub-Adviser.

10. Representations, Warranties and Agreements of the Trust. The Trust represents, warrants and agrees that:

(a) The Adviser and the Sub-Adviser each has been duly appointed by the Board of Trustees of the Trust to provide investment services to the Fund Account as contemplated hereby.

(b) The Trust will cause the Adviser to deliver to the Sub-Adviser a true and complete copy of the Fund’s Registration Statement as effective from time to time, and such other documents or instruments governing the investment of the Fund Account and such other information as reasonably requested by the Sub-Adviser, as is necessary for the Sub-Adviser to carry out its obligations under this Contract.

11. Representations of Adviser. The Adviser represents, warrants and agrees that:

(a) The Adviser has been duly authorized by the Board of Trustees of the Trust to delegate to the Sub-Adviser the provision of investment services to the Fund Account as contemplated hereby.

(b) The Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Contract; (iii) has met and will seek to continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by this Contract; and (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

12. Representations of Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows:

(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Contract; (iii) has met and will seek to continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by this Contract; and (v) will promptly notify the Trust and Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise. The Sub-Adviser will also immediately notify the Trust and the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, or any threat thereof, before or by any court, public board or body, directly involving the affairs of the Fund.

(b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser and the Trust with a copy of such code of ethics, together with evidence of its adoption and a certification that the Sub-Adviser has adopted procedures reasonably necessary to prevent violations of such code of ethics. Within thirty (30) days following the end of the last calendar quarter of each year that this Contract is in effect, the Sub-Adviser shall furnish to the Trust and the Adviser (a) a written report that describes any issues arising under the code of ethics or procedures during the relevant period, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to material violations; and (b) a written certification that the Sub-Adviser has adopted procedures reasonably necessary to prevent violations of the code of ethics. In addition, the Sub-Adviser shall (i) promptly report to the Board in writing any material amendments to its code of ethics; (ii) immediately furnish to the Board all material information regarding any violation of the code of ethics by any person who would be considered an Access Person under the Trust’s and Adviser’s code of ethics, if such person were not subject to the Sub-Adviser’s code of ethics; and (iii) provide quarterly reports to the Adviser on any material violations of the Sub-Adviser’s code of ethics during the period so indicated. Upon the reasonable written request of the Adviser, the Sub-Adviser shall permit the Adviser, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and all other records relevant to the Sub-Adviser’s code of ethics.

(c) The Sub-Adviser has provided the Trust and the Adviser with a copy of its Form ADV, which as of the date of this Contract is its Form ADV as most recently filed with the SEC and promptly will furnish a copy of any material amendments to the Trust and the Adviser at least annually. Such amendments shall reflect significant developments affecting the Sub-Adviser, as required by the Investment Advisers Act of 1940.

(d) The Sub-Adviser will notify the Trust and the Adviser of any change of control of the Sub-Adviser, including any change of its general partners, controlling persons or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Fund Account or senior management of the Sub-Adviser, in each case prior to such change if the Sub-Adviser is aware of such change but in any event not later than promptly after such change. The Sub-Adviser agrees to bear all reasonable expenses of the Trust and Adviser, if any, arising out of such change.

(e) The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage equal to not less than $5,000,000.

(f) The Sub-Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Fund, the Adviser or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Adviser. However, the Sub-Adviser may use the performance of the Fund Account in its composite performance.

13. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others, except as prohibited by applicable law or agreed upon in writing among the Sub-Adviser, the Trust and the Adviser.

14. Confidentiality. Subject to the duty of the parties to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all material non-public information pertaining to the Fund Account and the actions of the Sub-Adviser, the Adviser and the Trust in respect thereof.

15. Authorized Representatives of the Adviser. The Sub-Adviser is expressly authorized to rely upon any and all instructions, approvals and notices given on behalf of the Adviser by any one or more of those persons designated as representatives of the Adviser whose names, titles and specimen signatures appear in Schedule C attached hereto. The Adviser may amend such Schedule C from time to time by written notice to the Sub-Adviser. The Sub-Adviser shall continue to rely upon these instructions until notified by the Adviser to the contrary.

16. Duration and Termination.

(a) Unless sooner terminated as provided herein, this Contract shall continue in effect for a period of two years subsequent to its initial approval, and thereafter, if not terminated, shall continue automatically from year to year, provided that such continuance is specifically approved annually in accordance with the 1940 Act: (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of each Fund.

(b) Notwithstanding the foregoing, this Contract may be terminated by any party hereto at any time, without the payment of any penalty, immediately upon written notice to the other party, but any such termination shall not affect the status, obligations, or liabilities of any party hereto to the other arising prior to termination. This Contract will terminate automatically in the event of its assignment or upon termination of the Management Agreement as it relates to the Fund.

17. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Contract shall be effective until approved (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party, and (ii) by the vote of a majority of the outstanding voting securities of the Fund (unless the Trust receives an SEC order or no-action letter permitting it to modify the Contract without such vote or a regulation exists under the 1940 Act that permits such action without such vote).

18. Limitation of Trustee and Shareholder Liability. The Adviser and Sub-Adviser are hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust Instrument of the Trust and agree that obligations assumed by the Trust pursuant to this Contract shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series of the Trust, the obligations hereunder of the Trust shall be limited to the respective assets of the Fund. The Adviser and Sub-Adviser further agree that they shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Trust or the Fund, nor any officer, director or trustee of the Trust, neither as a group nor individually.

19. Governing Law. This Contract shall be construed in accordance with the 1940 Act and the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

20. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “broker,” “investment adviser,” “net assets,” “sale,” “sell” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Contract and the Schedule(s) attached hereto embody the entire agreement and understanding among the parties. This Contract may be signed in counterpart.

21. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser, Adviser or the Trust upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail – return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to Adviser will be sent to the attention of                                 . All notices provided to the Sub-Adviser will be sent to the attention of                                     .

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of                             .

GUIDESTONE FUNDS –
2401 Cedar Springs Road
Dallas, Texas 75201
Attest

By:		By:
	Name:	Name:
	Title:	Title:

GUIDESTONE CAPITAL MANAGEMENT
2401 Cedar Springs Road
Dallas, Texas 75201
Attest

By:		By:
	Name:	Name:
	Title:	Title:

SUB-ADVISER
Attest

By:		By:
	Name:	Name:
	Title:	Title:

[1]	Original Contract dated

SCHEDULE A

REPORTS TO BE PROVIDED BY SUB-ADVISER

EFFECTIVE DATE

Monthly

1.	Transaction and valuation reports, including investment performance.

2.	Report showing the derivative holdings.

3.	Report on transactions with affiliated broker/dealers on both an Agency and Principal basis.

Quarterly

1.	GuideStone Funds Compliance Checklist.

2.	Quarterly Certification Memorandum – A statement to the effect that the Sub-Adviser has discharged its responsibilities in accordance with the Investment Manager Mandate and the GuideStone Funds Compliance Checklist, noting any instances of non-compliance during the quarter, and that the Sub-Adviser will continue to maintain the Fund Account in compliance. Report to GuideStone Capital Management any changes or material violations of the Sub-Adviser’s Code of Ethics during the quarter. Also, a statement to the effect that the Sub-Adviser has discharged its responsibilities in accordance with Rule 31a-1 and 204-2.

3.	Commission recapture report.

4.	All fixed income Sub-Advisers utilizing derivatives, provide a report that demonstrates stress testing of the Fund Account. At a minimum, such testing should demonstrate the effect on the Fund Account of a 100 basis point move in interest rates along with quantification of the duration contribution of the derivatives in the Fund Account.

5.	All equity Sub-Advisers provide a report documenting how any proxies were voted during the quarter.

6.	Attribution analysis report.

7.	Liquidity summary which is a one page report showing a summary % of illiquid and deemed liquid securities by month for each of the types of securities on the 144A worksheet.

8.	Brokerage report in an Excel file showing the name of the broker/dealer, the shares, the commission in U.S. dollars and the date of the transaction. For fixed income Sub-Advisers this will include Agency transactions only.

9.	Report on notice of regulatory examinations and copies of any exam reports.

Annually

1.	SAS 70 report or other internal control reports. If a standard internal control report is not available please provide a description of what controls are in place to prevent things such as rogue trading, trades outside our guidelines or the Fund Account investment objectives, and general violation of the Sub-Adviser’s policies or code of ethics.

2.	Updated proxy voting policy.

3.	Current code of ethics and Rule 17j-1 certification paragraph.

4.	Report showing proof of liability and fiduciary insurance coverage and ERISA bonding requirements.

5.	Updated form ADV parts I and II, or more frequently if revised during the year.

Periodic

1.	Immediately furnish all material information regarding any violation of the code of ethics by any person who would be considered an Access Person under GuideStone Funds and GuideStone Capital Management’s code of ethics, if such person were not subject to the Sub-Adviser’s code of ethics.

2.	Promptly notify GuideStone Capital Management of any material event related to the organization that would be deemed an important consideration in the ongoing relationship between the Sub-Adviser and GuideStone Funds.

3.	Timely advise GuideStone Capital Management of any significant changes in the ownership, organizational structure, financial condition or key personnel staffing of the Sub-Adviser.

4.	Advise GuideStone Capital Management of any changes in the Fund Account manager.

5.	Promptly inform GuideStone Capital Management of any major changes in the Sub-Adviser’s investment outlook, investment strategy and/or Fund Account structure.

6.	Meet with GuideStone Capital Management on a periodic basis for a formal Fund Account review.

7.	Advise GuideStone Capital Management of any pertinent issues that the Sub-Adviser deems to be of significant interest.

8.	Provide GuideStone Capital Management with reports or other information regarding brokerage and benefits received there from.

9.	Provide copies of any other periodic or special report required pursuant to the 1940 Act and the rules and regulations promulgated there under with respect to actions by the Sub-Adviser.

10.	Promptly notify GuideStone Capital Management of any material amendments to Sub-Adviser’s code of ethics.

SCHEDULE B

SUB-ADVISORY FEES

This Schedule B contains the sub-advisory fee information required by Section 7 of the Sub-Advisory Agreement among GuideStone Funds (“Trust”), GuideStone Capital Management (“Adviser”) and                                                  , (“Sub-Adviser”) relating to the                              (“Fund”), a series of the Trust.

Fee Schedule. Fees payable to the Sub-Adviser pursuant to this Contract shall be calculated daily and paid monthly by the Trust. The fees are calculated as of the close of trading on the last business day of the month by applying the applicable fee rate to the average daily assets of the Fund allocated to the Sub-Adviser for that period. For purposes of calculating the fee, the value of the Fund’s assets shall be determined in the same manner as that which the Fund uses to determine the net asset value of its shares. The applicable annualized fee rate shall be as indicated in the schedule below of the Fund’s assets allocated to the Sub-Adviser.

Average Daily Net Assets	Annual Rate

SCHEDULE C

AUTHORIZED REPRESENTATIVES OF THE ADVISER

Name	Title	Specimen Signature

John R. Jones	President

Rodric E. Cummins	Senior Vice President and Chief Investment Officer

Patricia A. Weiland	Senior Vice President and Chief Operating Officer

Jeffrey P. Billinger	Vice President and Treasurer

Rodney R. Miller	Vice President and Secretary

Matt L. Peden	Vice President and Investment Officer

Ronald C. Dugan, Jr.	Vice President and Investment Officer

Donald A. Shepherd	Chief Compliance Officer